NON-DISCLOSURE, NON-COMPETITION and
NON-SOLICITATION AGREEMENT (“Agreement”)

In further consideration of World Wrestling Entertainment, Inc.’s (“WWE” or the “Company”) employment and continuing employment of __________  (“Employee”), and for other good and valuable consideration, receipt of which is hereby acknowledged by the Employee, Employee further acknowledges and agrees as follows:

Access to Confidential Information: Employee understands and acknowledges that, in his position of Chief Content Officer of WWE, and/or in any future position, the Company will furnish, disclose, or make available to him Confidential Information (as defined below) related to the business of the Company, which includes unique and specialized information. Employee further acknowledges that such Confidential Information has been developed and will continue to be developed by the Company through the expenditure by the Company of substantial time, effort and money and that all such Confidential Information could be used by Employee to compete with the Company. Employee also acknowledges that if he becomes employed or affiliated with any competitor of WWE and acts or intends to act in violation of his obligations in this Agreement, there shall be a rebuttable presumption that it is inevitable that he would disclose the Confidential Information to such competitor and would use such Confidential Information, knowingly or unknowingly, on behalf of such competitor. Further, while Employee is employed by the Company, he will be introduced to individuals and entities with important relationships to the Company. Employee acknowledges that any and all “goodwill” created through such introductions belongs exclusively to WWE, including, without limitation, any goodwill created as a result of direct or indirect contacts or relationships between Employee and any contractors, vendors, suppliers or any other business relationships of WWE.

Definition of Confidential Information: For purposes of this Agreement, “Confidential Information” includes, without limitation, WWE’s client/vendor/talent lists, its trade secrets, story lines, plot plans, scripts, any confidential, private, personal or privileged information about (or provided by) any of WWE’s officers, directors, employees, contractors, principals, agents, representatives, or assigns (“WWE Parties”), WWE talent or independent contractors, WWE clients or prospective or former clients, information concerning any of WWE’s or the WWE Parties’ business or financial affairs, including its/their books and records, commitments, procedures, plans and prospects, products developed by WWE or current or prospective transactions or business of WWE, marketing plans or strategies, and any “inside information.”

Non-Disclosure of Confidential Information: Employee acknowledges and agrees that he shall not, during his employment (except with pre-authorized Company executives on a strict “need to know basis”), or at any time after his termination from employment, whether voluntary or involuntary, directly or indirectly, disclose, divulge, or discuss with any individual, entity, company, association, or any other third party, the Confidential Information, or make use of Confidential Information in any manner inconsistent with the best interests of the Company while employed, or in any manner whatsoever after the termination of his employment. Nothing in this Agreement prohibits Employee from (a) reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation.

Employee does not need the prior authorization of the Company’s Legal Department to make any such reports or disclosures and is not required to notify the Company that Employee has made such reports or disclosures; (b) disclosure where the information is publicly available, unless it has become publicly available by Employee in breach of this Agreement; and (c) disclosure where necessary in the ordinary course of business internally within the Company or otherwise as authorized by the Company in advance of such disclosure.

Return of Confidential Information: Employee shall not retain copies of any Confidential Information or documents containing Confidential Information without consent of the Company at any time. Further, upon termination of his employment, whether voluntary or involuntary, Employee shall return all Confidential Information including, without limitation, products, materials, memoranda, notes, records, reports, or other documents or photocopies of the same. Nothing herein contained shall prevent Employee from retaining copies of documents reflecting his personal data, including copies of this Agreement, his employment agreement to which this Agreement is attached (“Employment Agreement”), or other agreements between him and the Company, his compensation, and/or benefits conferred during his employment.

Non-Competition/Non-Solicitation: Employee recognizes and acknowledges the competitive and proprietary aspects of the business of the Company, as well as the significant expenditure of time and money in creating, developing and marketing its intellectual property and/or products. Employee further recognizes and acknowledges the significant expenditure of time and money in developing and securing the Company’s business relationships and good will in the markets in which the Company participates.

Employee therefore agrees that, during his employment and for twenty-four (24) months following the termination of his employment, whether voluntary or involuntary, he shall not, for any reason whatsoever in the absence of the Company’s prior written consent:

(A)Whether individually, as a director, manager, member, stockholder, partner, owner, employee, consultant or agent of any business, or in any other capacity, other than on behalf of the Company or a subsidiary, organize, establish, own, operate, manage, control, engage in, participate in, invest in, permit his name to be used by, act as a consultant or advisor to, render services for (alone or in association with any person, firm, corporation or business organization), or otherwise assist any person or entity that engages in or owns, invests in, operates, manages or controls any venture or enterprise which engages or proposes to engage in any business conducted by the Company. For purposes of this Agreement, “business conducted by the Company” shall be defined as an organization, entity, or individual engaged in the entertainment industry, whether related to professional wrestling, sports entertainment or otherwise;

(B)Either individually or on behalf of or through any third party, directly or indirectly, solicit, divert or appropriate or attempt to solicit, divert or appropriate, any business or relationships, or prospective business or prospective relationships of the Company, for the purpose of competing in any business which is competitive with the business conducted by the Company as defined above. “Prospective business” or a “prospective relationship” shall mean a person, firm or entity for which the

Company has developed, or to whom/which the Company has made, any presentation or “pitch” (or similar offering of services) during the twelve (12) months prior to Employee’s effective termination date (and Employee shall be obligated to request from the Company the list of such prospective customers upon his termination for any reason); or

(C)Either individually or on behalf of or through any third party, directly or indirectly, (i) solicit, entice or persuade or attempt to solicit, entice or persuade any employees or contractors (including WWE talent) of or consultants to the Company to leave the employ or service of the Company for any reason; or (ii) employ, cause to be employed, or solicit the employment of, any employee or contractor (including WWE talent) of or consultant to the Company while any such person is employed by or providing services to the Company; and/or

(D)Either individually or on behalf of or through any third party, directly or indirectly, interfere with, or attempt to interfere with, the relations between the Company and any vendor or supplier to the Company. Nothing set forth in this subsection (D) is intended to nor shall it prevent or prohibit Employee or his future employer from doing business with any vendor or supplier to the Company, on the condition that such activity does not violate any other term of this Agreement or the Employment Agreement.

Reasonableness of Restrictions: Employee further recognizes and acknowledges that: (a) the prohibitions of this Agreement are sufficiently narrow and reasonable in relation to the skills which represent his principal saleable asset both to the Company and to prospective employers; and; (b) the time period of the provisions of this Agreement is reasonable, legitimate and fair to Employee in light of the Company’s need to protect its business and good will, to market its services and intellectual property in the applicable markets, and in order to have a sufficient customer base to make the Company’s business profitable, and taking into account the limited restrictions herein compared to the types of employment for which Employee is qualified to earn a livelihood.

Survival of Acknowledgements and Agreements: Employee understands and agrees that the acknowledgements and agreements set forth in this Agreement will survive the termination of his employment with the Company for any reason or for no reason, whether voluntary or involuntary.

Disclosure to Future Employers: Employee agrees that he will provide, and the Company, in its discretion, may similarly provide, a copy of this Agreement to any business or enterprise which Employee may, directly or indirectly, own, manage, operate, finance, join, control or in which Employee may participate in the ownership, management, operation, financing, or control, or with which Employee may be connected as an officer, director, employee, partner, principal, agent, representative, contractor, consultant or otherwise.

Miscellaneous Representations by Employee: Employee hereby represents and warrants to the Company that he understands this Agreement, that he has entered into this Agreement voluntarily and that his employment with the Company and the terms of this Agreement will not conflict with any legal duty owed by him to any other party, or with any agreement to which he is a party or by which he is bound, including, without limitation, any non-disclosure, non-competition or non-solicitation provision contained in any such agreement. Employee hereby indemnifies and holds harmless the Company and its officers, directors, security holders, partners, members, employees, contractors, agents and representatives against loss, damage, liability or expense arising from any claim based upon circumstances alleged to be inconsistent with such representation and warranty.

Assignment: The Company may assign its rights and obligations hereunder to any person or entity that succeeds to all or substantially all of the Company’s business or that aspect of the Company’s business in which Employee is principally involved or to any Company affiliate, on the condition that such successor or purchaser assumes any and all of Company’s obligations hereunder. Employee may not assign any of his rights and/or obligations under this Agreement without the prior written consent of the Company and any such attempted assignment by him without the prior written consent of the Company will be void.

Benefit: All statements, representations, warranties, covenants and agreements in this Agreement will be binding on the parties hereto and will inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement will be construed to create any rights or obligations except between the Company and Employee, except for Employee’s obligations to the Company as set forth herein and in the Employment Agreement, and no person or entity can be regarded as a third-party beneficiary of this Agreement.

Governing Law: This Agreement and the rights and obligations of the parties hereunder will be construed in accordance with and governed by the laws of the State of Connecticut, without giving effect to the conflict of law principles thereof.

Severability: The parties intend this Agreement to be enforced as written. However: (a) if any portion or provision of this Agreement is to any extent declared illegal or unenforceable by a duly authorized court having jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, will not be affected thereby, and each portion and provision of this Agreement will be valid and enforceable to the fullest extent permitted by law; and (b) if any provision, or part thereof, is held to be unenforceable because of the duration of such provision, or the scope, or other aspect of such provision, the court making such determination will have the power to reduce the duration, scope, or other aspect of such provision, and/or to delete specific words and phrases (“blue-penciling”), and in its reduced or blue-penciled form, such provision will then be enforceable and will be enforced.

Injunctive Relief: Employee hereby expressly acknowledges that any breach or threatened breach of any of the terms and/or conditions set forth in this Agreement will result in substantial, continuing and irreparable injury to the Company. Therefore, in addition to any other remedy or damages that may be available to the Company pursuant to applicable law and/or in the Employment Agreement, the Company will be entitled to injunctive or other equitable relief by a court of appropriate jurisdiction in the event of any breach or threatened breach of the terms of this Agreement, as well as for reimbursement for its costs and reasonable attorney’s fees incurred. The period during which the covenants contained in this Agreement will apply will be extended by any periods during which Employee has been found by a court to have been in violation of such covenants.

Amendment: The provisions of this Agreement may be amended and waived only with the prior written consent of Employee and a duly authorized representative of the Company.

No Waiver of Rights, Powers and Remedies: No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, will operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, will preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto will not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement will entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

Employment at Will: Nothing contained in this Agreement shall, or be construed to, alter Employee’s status as an employee at will with the Company as set forth in the accompanying Employment Agreement. Nothing further herein contained shall be construed as inconsistent with any other terms of such Employment Agreement; however, in the event it is determined that there is any such inconsistency with other terms of the Employment Agreement, the terms of this Agreement shall prevail with respect to that provision.

Opportunity to Review: Employee hereby acknowledges that he has had adequate opportunity to review these terms and conditions and to reflect upon and consider the terms and conditions of this Agreement, and that he has had the opportunity to consult with counsel of his own choosing regarding such terms. Employee further acknowledges that he fully understands the terms of and has voluntarily executed this Agreement.

ACCEPTED AND APPROVED:

Date: